Exhibit 99.1

Octave Announces Second Quarter 2026 Financial Results
•Total revenue of $398 million, a decrease of 4% on a quarterly as-reported year-over-year basis and a decrease of 1% on an organic constant currency basis
•Recurring revenue of $283 million, an increase of 6% on a quarterly as-reported year-over-year basis and organic constant currency basis
•Annualized recurring revenue (“ARR”) of $1,143 million, compared to $1,066 million in the prior year, an increase of 7% year-over-year
•Cash flow from operations of $125 million and Free cash flow of $93 million

HUNTSVILLE, Alabama, August 12, 2026 -- Octave Intelligence plc (Nasdaq New York: OCTV and Nasdaq Stockholm: OCTV SDB), today announced financial results for the second quarter 2026, ended June 30, 2026.

"Our second quarter results reflect the continued momentum we are building as a newly independent company, with ARR of $1,143 million, up 7% year-over-year, and SaaS revenue growth of 21%," said Mattias Stenberg, Chief Executive Officer of Octave.

"We are moving faster and investing with focus, delivering strong free cash flow in the quarter while executing on our go-to-market priorities and deepening the platform and agentic capabilities that make our customers' operating context more valuable to them. The deliberate shift in our business model means recurring revenue growth and ARR are the better indicators of underlying performance than reported total revenue. We remain confident in the path and the medium-term financial objectives we shared at our March investor day"

Second Quarter 2026 Financial Highlights and Key Business Metrics:

USD millions, except EPS and percentages	Q2 2026	Q2 2025
Total revenue	$398	$413
Annualized recurring revenue (ARR)	$1,143	$1,066
Income (loss) from operations	$(2,070)	$97
Operating margin	(520)%	23%
Adjusted income from operations	$116	$129
Adjusted operating margin	29%	31%
Net income (loss)	$(1,971)	$75
Adjusted net income	$95	$98
Earnings per share	$(7.34)	$0.28
Adjusted earnings per share	$0.36	$0.36
Cash flow from operations	$125	$123
Cash flow from operations margin	31%	30%
Free cash flow	$93	$87
Free cash flow margin	23%	21%

Recent Business Highlights

•In July, Octave launched Octave CoLabs, a collaborative innovation program that pairs Octave's product and technical leadership with customer teams to build agentic AI workflows on customers' own operational data. Initial participants include Bechtel and Fluor.
•In May, Octave completed its separation from Hexagon AB and its Class B ordinary shares commenced trading on the Nasdaq Global Select Market in New York under the ticker symbol "OCTV," and its Swedish Depositary Receipts commenced trading on the Nasdaq Stockholm under the ticker symbol “OCTV SDB”. This marked the culmination of a multi-year process to establish Octave as an independent, pure-play enterprise software company serving asset-intensive industries and the public sector.
•In May, Octave announced it acquired VXG Inc., a provider of enterprise-grade, cloud-native video management software, to strengthen its physical security portfolio and build upon AI-enhanced cloud capabilities in its Protect workflow environment, expanding its software offerings for protecting people, places, and assets.

Balance Sheet

At June 30, 2026, total cash and cash equivalents was $304 million and total debt was $644 million.

Second quarter financial results include non-cash impairment charges totaling $2,135 million, recorded in Other operating expense (income), net. Following the commencement of regular-way trading of the Company's Class B Ordinary Shares, Octave's market capitalization remained below the Company carrying value on its consolidated balance sheet at June 30, 2026. Management considered this to be a triggering event requiring an interim goodwill impairment assessment as of June 30, 2026, resulting in a $1,671 million non-cash goodwill impairment charge. Separately, in connection with the approval of the spin-off and the phase-out of legacy brands and the transition to a unified Octave brand, the Company reassessed the useful lives and fair value of its trademarks, resulting in a $464 million non-cash impairment charge and a change from indefinite to finite useful lives.

These charges did not result in any current cash expenditure and did not affect the Company's cash flows or compliance with the financial covenants under the Company's Credit Agreement, nor are they indicative of any changes to the operating outlook for the business.

Consistent with the Company's definitions of its non-GAAP measures, impairment charges are excluded from Adjusted income from operations, Adjusted operating margin, Adjusted net income and Adjusted earnings per share.

Third Quarter and Full Year 2026 Guidance

Octave provided initial third quarter and full year 2026 financial guidance and expectations for certain key business metrics as set out below.

	Q3 2026	Full Year 2026
Total revenue	$400 - $410	$1,635 - $1,665
Annualized recurring revenue (ARR)	N/A	$1,185 - $1,205
Total revenue growth y/y (organic, constant currency)	2 - 4%	0 - 2%
ARR growth y/y (organic, constant currency)	N/A	6 - 8%
Recurring revenue	$285 - $290	$1,140 - $1,150
Recurring revenue growth y/y (organic, constant currency)	3 - 5%	5 - 6%
Adjusted Operating Margin	~27%	~30%
Free Cash Flow Margin	N/A	~20%
See the section entitled "Explanation of Non-GAAP Financial Measures" and the reconciliation of GAAP measures to non-GAAP measures at the end of this release.

Conference Call Information

Octave will host a conference call today, August 12, 2026, to discuss its results at 8:00 a.m. Eastern time. The call will be available live via webcast on Octave’s website at https://investors.octave.com. A webcast replay of the event will also be available at https://investors.octave.com

Date: August 12, 2026
Time: 8:00 a.m. ET; 14:00 CEST

Forward-Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties. All statements other than statements of historical fact, including, without limitation, statements regarding our financial guidance, expected revenue, annual recurring revenue, recurring revenue, Adjusted operating margin, Adjusted net income per share, weighted average shares outstanding, Free Cash Flow margin, future financial position, results of operations, business strategy, budgets, projected costs, plans and objectives of management for future operations, are forward-looking statements. Use of words such as “may,” “will,” “would,” “could,” “should,” “believes,” “estimates,” “projects,” “potential,” “expects,” “plans,” “seeks,” “intends,” “anticipates,” “continues,” “forecasts,” “target,” “outlook,” “objective,” “goal” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results may differ materially from the results predicted, and reported results should not be considered as an indication of future performance.

Forward-looking statements are based on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, strategy, short- and long-term business operations and objectives and financial needs, and on a number of assumptions. Forward-looking statements are subject to numerous risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including, among other things, customer demand for our software solutions, subscription license activity, SaaS adoption, pricing and packaging initiatives, macroeconomic conditions, our ability to identify, consummate and successfully integrate strategic acquisitions, our ability to successfully operate as an independent public company following the spin-off from Hexagon, the timing and costs associated with separation-related activities, our ability to generate sufficient cash flows and comply with the terms of our indebtedness, our ability to execute our growth strategies, and other risks and uncertainties included under the section titled “Risk Factors” in the Information Statement attached as Exhibit 99.1 to Octave’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 12, 2026 available on our investor relations website at investors.octave.com and on the SEC website at www.sec.gov. Additional information will also be set forth in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2026, and those discussed in other documents we file with the SEC. All information provided in this press release and in the attachments is as of August 12, 2026. You should not rely upon forward‑looking statements as predictions of future events. We cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward‑looking statements will be achieved or occur, including any expected or targeted financial or operating results. Moreover, except as required by law, neither we nor any other person assumes responsibility for the accuracy and completeness of the forward‑looking statements. Except as required by law, we undertake no obligation to update publicly any forward‑looking statements for any reason after the date of this press release to conform these statements to actual results or to changes in our expectations.

Investor Relations Contact
Elizabeth Chwalk, VP, Investor Relations, elizabeth.chwalk@octave.com
investors@octave.com

This information is information that Octave Intelligence plc is obliged to make public pursuant to the EU Market Abuse Regulation. The information was submitted for publication, through the agency of the contact person set out above, at 13:00 CEST on 12 August 2026.

Media: media@octave.com

###

OCTAVE INTELLIGENCE PLC
Condensed Consolidated Balance Sheets (Unaudited)
In thousands (except per share amounts)

	As of
	June 30, 2026	December 31, 2025
ASSETS
Current assets:
Cash and cash equivalents	$304,147	$156,069
Accounts receivable, net	375,640	400,686
Prepaids and other current assets	98,300	100,008
Total current assets	778,087	656,763
Property and equipment, net	23,417	54,642
Property and equipment held for sale	30,888	—
Operating lease right-of-use assets	52,037	50,605
Goodwill	4,554,993	6,221,366
Intangible assets, net	1,161,836	1,649,408
Deferred income taxes	31,441	29,903
Other noncurrent assets	57,051	33,564
Total assets	$6,689,750	$8,696,251
LIABILITIES
Current liabilities:
Accounts payable	$54,834	$48,765
Accrued compensation	90,328	113,532
Deferred revenue	436,983	380,612
Operating lease liabilities	13,991	15,683
Other current liabilities	160,153	94,282
Total current liabilities	756,289	652,874
Long-term debt	621,284	—
Operating lease liabilities - noncurrent	39,604	36,770
Deferred income taxes	152,584	269,152
Other noncurrent liabilities	40,039	59,820
Total liabilities	1,609,800	1,018,616
EQUITY
Preferred shares, $0.01 par value; 1,000,000 shares authorized; no shares issued	—	—
Class A Ordinary Shares, $0.01 par value; 4,500,000 shares authorized	110	—
Class B Ordinary Shares, $0.01 par value; 4,500,000 shares authorized	2,574	—
Additional paid-in-capital	6,783,958	—
Net investment by Hexagon	—	7,749,558
Retained earnings	(1,629,928)	—
Accumulated other comprehensive loss	(76,764)	(71,923)
Total equity	5,079,950	7,677,635
Total liabilities and equity	$6,689,750	$8,696,251

OCTAVE INTELLIGENCE PLC
Condensed Consolidated Statements of Operations (Unaudited)
In thousands (except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Revenue:
Subscriptions	$282,813	$267,334	$561,993	$526,166
Licenses	39,104	50,983	74,229	93,622
Subscriptions and licenses	321,917	318,317	636,222	619,788
Services and other	76,497	95,024	148,693	176,357
Total revenue	398,414	413,341	784,915	796,145
Cost of revenue:
Cost of subscriptions and licenses	39,980	41,724	83,766	81,208
Cost of services and other	52,783	65,190	97,820	125,268
Total cost of revenue	92,763	106,914	181,586	206,476
Gross profit	305,651	306,427	603,329	589,669
Operating expenses:
Research and development	54,578	46,442	102,064	89,844
Sales and marketing	99,973	97,903	196,493	186,541
General and administrative	39,469	43,467	82,061	79,859
Amortization of intangible assets	44,570	38,284	87,563	75,637
Other operating expense (income), net	2,136,986	(16,529)	2,141,439	(12,976)
Total operating expenses	2,375,576	209,567	2,609,620	418,905
Income (loss) from operations	(2,069,925)	96,860	(2,006,291)	170,764
Other income (expense), net	3,754	(340)	4,102	211
Interest expense, net	(1,757)	—	(1,757)	—
Income (loss) before income tax	(2,067,928)	96,520	(2,003,946)	170,975
Provision (benefit) for income taxes	(97,250)	21,352	(80,649)	36,321
Net income (loss)	$(1,970,678)	$75,168	$(1,923,297)	$134,654

Earnings per share - basic and diluted	$(7.34)	$0.28	$(7.16)	$0.50
Weighted average ordinary shares outstanding - basic and diluted	268,438	268,438	268,438	268,438

OCTAVE INTELLIGENCE PLC
Condensed Consolidated Statements of Comprehensive Income (Loss) (Unaudited)
In thousands

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Net income (loss)	$(1,970,678)	$75,168	$(1,923,297)	$134,654
Other comprehensive income (loss), net of taxes:
Foreign currency translation adjustments	2,797	30,335	(4,841)	46,516
Total other comprehensive income (loss), net of taxes	2,797	30,335	(4,841)	46,516
Comprehensive income (loss)	$(1,967,881)	$105,503	$(1,928,138)	$181,170

OCTAVE INTELLIGENCE PLC
Condensed Consolidated Statements of Equity (Unaudited)
In thousands

	Class A Ordinary Shares		Class B Ordinary Shares		Additional paid-in-capital	Net investment by Hexagon	Retained earnings	Accumulated other comprehensive income (loss)	Total equity
	Shares	Amount	Shares	Amount
Balance as of December 31, 2024	—	$—	—	$—	$—	$7,795,874	$—	$(122,187)	$7,673,687
Net income	—	—	—	—	—	59,486	—	—	59,486
Foreign currency translation adjustments	—	—	—	—	—	—	—	16,181	16,181
Net transfers to Hexagon	—	—	—	—	—	(71,575)	—	—	(71,575)
Balance as of March 31, 2025	—	$—	—	$—	$—	$7,783,785	$—	$(106,006)	$7,677,779
Net income	—	—	—	—	—	75,168	—	—	75,168
Foreign currency translation adjustments	—	—	—	—	—	—	—	30,335	30,335
Net transfers to Hexagon	—	—	—	—	—	(87,819)	—	—	(87,819)
Balance as of June 30, 2025	—	$—	—	$—	$—	$7,771,134	$—	$(75,671)	$7,695,463

	Class A ordinary shares		Class B ordinary shares		Additional paid-in-capital	Net investment by Hexagon	Retained earnings	Accumulated other comprehensive income (loss)	Total equity
	Shares	Amount	Shares	Amount
Balance as of December 31, 2025	—	$—	—	$—	$—	$7,749,558	$—	$(71,923)	$7,677,635
Net income	—	—	—	—	—	47,381	—	—	47,381
Foreign currency translation adjustments	—	—	—	—	—	—	—	(7,638)	(7,638)
Net transfers to Hexagon	—	—	—	—	—	(56,753)	—	—	(56,753)
Balance as of March 31, 2026	—	$—	—	$—	$—	$7,740,186	$—	$(79,561)	$7,660,625
Net loss	—	—	—	—	—	(340,750)	(1,629,928)	—	(1,970,678)
Foreign currency translation adjustments	—	—	—	—	—	—	—	2,797	2,797
Net transfers from Hexagon	—	—	—	—	—	10,821	—	—	10,821
Cash payment to Hexagon in connection with the Distribution	—	—	—	—	—	(625,000)	—	—	(625,000)
Issuance of Ordinary Shares in connection with the Distribution	11,025	110	257,413	2,574	6,782,573	(6,785,257)	—	—	—
Stock-based compensation expense	—	—	—	—	1,385	—	—	—	1,385
Balance as of June 30, 2026	11,025	$110	257,413	$2,574	$6,783,958	$—	$(1,629,928)	$(76,764)	$5,079,950

OCTAVE INTELLIGENCE PLC
Condensed Consolidated Statements of Cash Flows (Unaudited)
In thousands

	Six Months Ended June 30,
	2026	2025
Cash flows from operating activities:
Net income (loss)	$(1,923,297)	$134,654
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	93,416	81,648
Stock-based compensation expense	6,703	6,802
Deferred income taxes	(97,472)	12,183
Impairment charges	2,134,660	—
Remeasurement of contingent consideration reserves	(2,622)	(12,544)
Restructuring charges	(10,103)	(975)
Other	(112)	1,546
Changes in assets and liabilities, net of effect from acquisitions:
Accounts receivable	22,678	17,979
Prepaids and other current assets	2,382	(5,979)
Accounts payable	4,080	(396)
Accrued compensation	(23,204)	(14,969)
Deferred revenue	31,492	29,972
Other assets and liabilities	2,277	(1,403)
Net cash provided by operating activities	240,878	248,518
Cash flows from investing activities:
Purchases of property and equipment	(5,095)	(3,540)
Capitalization of software development costs	(60,271)	(66,443)
Acquisitions, net of cash acquired	(11,115)	(16,751)
Purchases of investments	(15,000)	—
Proceeds from divestitures	—	4,136
Other	(773)	(1,305)
Net cash used in investing activities	(92,254)	(83,903)
Cash flows from financing activities:
Proceeds from issuance of term loans	524,420	—
Proceeds from revolving credit facility	149,070	—
Repayment of revolving credit facility	(46,500)	—
Debt issuance costs	(3,779)	—
Net transfers to Hexagon	(16,048)	(166,195)
Cash payment to Hexagon in connection with the Distribution	(625,000)	—
Payment of contingent consideration	(606)	—
Proceeds from other short-term borrowings	22,903	—
Net cash provided by (used in) financing activities	4,460	(166,195)
Effect of foreign exchange rate changes on cash and cash equivalents	(5,006)	6,015
Net increase in cash and cash equivalents	148,078	4,435
Cash and cash equivalents at beginning of period	156,069	97,214
Cash and cash equivalents at end of period	$304,147	$101,649

DEFINITIONS OF KEY BUSINESS METRICS
We believe the presentation of key business metrics provides incremental useful information to investors regarding our results of operations. To the extent material, we disclose below the additional purposes, if any, for which our management uses these key business metrics. Our key business metrics may vary significantly from period-to-period for reasons unrelated to our operating performance and may differ from similarly titled measures presented by other companies. These metrics are based on management calculations derived from available operational data.
Recurring revenues includes monthly subscription licenses, SaaS-based subscriptions and maintenance subscriptions.
Annualized Recurring Revenue (“ARR”) is a key business metric we use to evaluate the scale and growth of our business as well as to assist in the evaluation of underlying trends in our business. ARR represents the annualized value of recurring revenue from our subscription licenses, SaaS-based subscriptions and maintenance subscriptions. It excludes revenue from perpetual software licenses, non-recurring services and other revenues. The company calculates ARR as the sum of: (i) the annualized value of monthly recurring revenue recognized from SaaS-based subscriptions and maintenance subscriptions in the last month of the most recently completed quarter, plus (ii) the annualized value of recurring revenue recognized from subscription licenses in the most recently completed quarter.
EXPLANATION OF NON-GAAP FINANCIAL MEASURES
Below are definitions and reconciliations of certain non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with U.S. GAAP. Management believes that, when considered together with reported amounts, these measures are useful to investors and management in understanding our ongoing operations and in the analysis of ongoing operating trends. Management believes these non-GAAP financial measures provide investors with a more meaningful measure of company performance period-to-period, align the measures to how management evaluates performance internally, and make it easier for investors to compare our performance to peers. These measures should be considered in addition to, and not as replacements for, the most directly comparable U.S. GAAP measure. The non-GAAP financial measures we use are as follows:
Adjusted Income from Operations—Income (Loss) from Operations
Adjusted income from operations is defined as Income (loss) from operations adjusted for amortization of acquired intangibles; amortization of developed technologies; stock-based compensation expense; impairment charges; acquisition costs and charges; restructuring charges; stand-up costs; and select other non-recurring items.
Adjusted Operating Margin—Operating Margin
Adjusted operating margin is defined as Operating margin adjusted for amortization of acquired intangibles; amortization of developed technologies; stock-based compensation expense; impairment charges; acquisition costs and charges; restructuring charges; stand-up costs; and select other non-recurring items.
Adjusted Net Income—Net Income (Loss)
Adjusted net income is defined as Net income (loss) adjusted for amortization of acquired intangibles; amortization of developed technologies; stock-based compensation expense; impairment charges; acquisition costs and charges; restructuring charges; stand-up costs; select other non-recurring items; and a corresponding adjustment to income tax expense for the impact of these adjustments.
Adjusted Earnings per share—Earnings per share
Adjusted earnings per share is defined as Adjusted net income divided by the weighted-average number of ordinary shares outstanding for the period, presented on a diluted basis.

Free Cash Flow—Cash Flow from Operations
Free cash flow is defined as cash flow from operations net of capital expenditures, including purchases of property and equipment and capitalization of software development costs. These expenditures consist primarily of facility improvements, office equipment, computer equipment, and software development costs. We believe that free cash flow, in conjunction with cash from operations, is a useful measure of liquidity since capital expenditures are a necessary component of ongoing operations. Free cash flow is not a measure of cash available for discretionary expenditures.
Free Cash Flow Margin—Cash Flow from Operations Margin
Free cash flow margin is defined as free cash flow divided by revenue. We believe that free cash flow margin, in conjunction with cash from operations and free cash flow, is a useful measure of liquidity since capital expenditures are a necessary component of ongoing operations. Free cash flow is not a measure of cash available for discretionary expenditures.
Description of Adjustments
Amortization of acquired intangibles and amortization of developed technologies are non-cash expenses that are impacted by the timing and magnitude of our acquisitions and additions to developed technologies. We believe the assessment of our operations excluding these costs is relevant to our assessment of internal operations and comparisons to the performance of other companies in our industry.
Stock-based compensation expense is a non-cash expense relating to equity-based awards issued to executive officers, employees and outside directors, consisting of performance share awards. We believe the assessment of our operations excluding these costs is relevant to our assessment of internal operations and comparisons to the performance of other companies in our industry.
Impairment charges are non-cash expenses related to long-lived assets for which it was determined the carrying value of such assets was partially or fully unrecoverable. We believe the assessment of our operations excluding these costs is relevant to our assessment of internal operations and comparisons to the performance of other companies in our industry.
Acquisition costs and charges are direct costs of potential and completed acquisitions and expenses related to acquisition integration activities, including transaction fees, due diligence costs, severance and professional fees. Subsequent adjustments to our initial estimated amount of contingent consideration associated with specific acquisitions are also included within acquisition costs and charges. The occurrence and amount of these costs and charges varies depending on the timing and size of acquisitions and subsequent adjustments to our initial estimated amount of contingent consideration. We believe the assessment of our operations excluding these costs and charges is relevant to our assessment of internal operations and comparisons to the performance of other companies in our industry.
Restructuring charges include excess facility restructuring costs; impairment and accretion expenses related to the lease assets of exited facilities; sublease income from previously impaired facilities; severance charges resulting from employee reduction actions; and third-party professional consulting fees related to modifications of our business strategy. These charges vary in size based on restructuring plans and duration. We believe the assessment of our operations excluding these costs is relevant to our assessment of internal operations and comparisons to the performance of other companies in our industry.
Stand-up costs include expenses associated with the spin-off and stand up of functions required to operate as a standalone public entity, these costs primarily relate to system implementation expenses, legal and consulting costs, development of our brand and other matters. We believe the assessment of our operations excluding these costs is relevant to our assessment of internal operations and comparisons to the performance of other companies in our industry.

Other non-recurring items include selected costs and charges that do not naturally conform to one of the adjustments above, including certain litigation matters net of expected insurance recoveries. We believe the assessment of our operations excluding these costs and charges is relevant to our assessment of internal operations and comparisons to the performance of other companies in our industry.
Income tax adjustments include the tax impact of the items excluded from Adjusted net income.
We use these non-GAAP financial measures, and we believe that they assist our investors, to make period-to-period comparisons of our operational performance because they provide a view of our operating results and cash flows without items that are not, in our view, indicative of our core operating results. We believe that these non-GAAP financial measures, when used in conjunction with the most comparable U.S. GAAP measure, help illustrate underlying trends in our business, and we use the measures to establish budgets and operational goals (communicated internally and externally) for managing our business and evaluating our performance. We believe that providing non-GAAP financial measures also affords investors a view of our operating results and cash flows that may be more easily compared to the results of other companies in our industry that use similar financial measures to supplement their U.S. GAAP results.
The items excluded from the non-GAAP financial measures often have a material impact on our financial results, certain of those items are non-recurring, and other such items often recur. Accordingly, the non-GAAP financial measures included herein should be considered in addition to, and not as a substitute for or superior to, the comparable measures prepared in accordance with U.S. GAAP. The following tables reconcile each of these non-GAAP financial measures to its most closely comparable U.S. GAAP measure on our financial statements.
Guidance for adjusted financial measures excludes amortization of acquired intangibles, amortization of developed technologies, stock-based compensation expense, impairment charges, acquisition costs and charges, restructuring charges, stand-up costs, other non-recurring items and related tax impacts.
Octave has not provided forecasts of the most directly comparable U.S. GAAP measures because certain items required to calculate those U.S. GAAP measures are outside of the company's control or cannot be reasonably predicted without unreasonable effort. With respect to Adjusted operating margin and Adjusted earnings per share, these items include the adjustment items described above. With respect to Free cash flow margin, the Company is unable to reasonably predict future operating cash flows, capital expenditures and capitalized software development costs without unreasonable effort. Accordingly, reconciliations of the forecasts of Adjusted operating margin, Adjusted earnings per share, Free cash flow margin, and organic constant currency growth to the most directly comparable U.S. GAAP measures have not been provided. The excluded items are uncertain, depend on various factors, and could have a material impact on the corresponding measures calculated in accordance with U.S. GAAP.

NON-GAAP FINANCIAL MEASURES

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Income (loss) from operations	$(2,069,925)	$96,860	$(2,006,291)	$170,764
Amortization of acquired intangibles	18,764	18,445	36,787	36,888
Amortization of developed technologies	26,101	20,124	51,357	39,319
Stock-based compensation expense	3,221	3,273	6,703	6,802
Impairment charges	2,134,660	—	2,134,660	—
Acquisition costs and charges	150	(11,006)	(2,472)	(12,544)
Restructuring charges	1,625	657	5,352	4,040
Stand-up costs	1,436	356	2,504	356
Other non-recurring items	—	—	3,000	—
Adjusted income from operations	$116,032	$128,709	$231,600	$245,625

Operating margin	(520)%	23%	(256)%	21%
Amortization of acquired intangibles	5	4	5	5
Amortization of developed technologies	7	5	7	5
Stock-based compensation expense	1	1	1	1
Impairment charges	536	—	272	—
Acquisition costs and charges	—	(3)	—	(2)
Restructuring charges	—	—	1	1
Stand-up costs	—	—	—	—
Other non-recurring items	—	—	—	—
Adjusted operating margin	29%	31%	30%	31%

Net income (loss)	$(1,970,678)	$75,168	$(1,923,297)	$134,654
Amortization of acquired intangibles	18,764	18,445	36,787	36,888
Amortization of developed technologies	26,101	20,124	51,357	39,319
Stock-based compensation expense	3,221	3,273	6,703	6,802
Impairment charges	2,134,660	—	2,134,660	—
Acquisition costs and charges	150	(11,006)	(2,472)	(12,544)
Restructuring charges	1,625	657	5,352	4,040
Stand-up costs	1,436	356	2,504	356
Other non-recurring items	—	335	3,000	335
Tax impacts	(119,867)	(9,054)	(130,162)	(17,973)
Adjusted net income	$95,412	$98,298	$184,432	$191,877

Earnings per share	$(7.34)	$0.28	$(7.16)	$0.50
Adjustments	7.70	0.08	7.85	0.21
Adjusted earnings per share	$0.36	$0.36	$0.69	$0.71

Cash flow from operations	$125,433	$123,009	$240,878	$248,518
Purchases of property and equipment	(2,724)	(2,031)	(5,095)	(3,540)
Capitalization of software development costs	(29,211)	(34,092)	(60,271)	(66,443)
Free cash flow	$93,498	$86,886	$175,512	$178,535

Operating cash flow margin	31%	30%	31%	31%
Purchases of property and equipment	(1)	—	(1)	—
Capitalization of software development costs	(7)	(8)	(8)%	(8)%
Free cash flow margin	23%	21%	22%	22%

Constant Currency
Constant currency is a non-GAAP financial measure that presents our revenue excluding the estimated effects of foreign currency exchange rate fluctuations. A significant amount of our operations is conducted in foreign currencies. As a result, the comparability of the financial results reported in U.S. dollars is affected by changes in foreign currency exchange rates. We use constant currency to evaluate the underlying performance of the business, and we believe it is helpful for investors to present operating results on a comparable basis period-over-period to evaluate our underlying performance.
In reporting period-over-period results, we calculate the effects of foreign currency fluctuations and constant currency information by translating current and prior period results on a functional currency basis to our reporting currency using the prior period average foreign currency exchange rates from which the transaction occurred.
Reconciliation of revenue to revenue in constant currency for the three and six months ended June 30, 2026:

	Three months ended June 30, 2026					Six months ended June 30, 2026
	Actual	Impact of Foreign Exchanges at 2025 Rates	Constant Currency	% as Reported	Organic % CC growth	Actual	Impact of Foreign Exchanges at 2025 Rates	Constant Currency	% as Reported	Organic % CC growth
Revenue:
Subscriptions	$282,813	$2,375	$280,438	6%	6%	$561,993	$11,779	$550,214	7%	6%
Licenses	39,104	398	38,706	(23)%	(23)%	74,229	2,439	71,790	(21)%	(23)%
Subscriptions and licenses	321,917	2,773	319,144	1%	2%	636,222	14,218	622,004	3%	2%
Services and other	76,497	1,368	75,129	(19)%	(10)%	148,693	4,386	144,307	(16)%	(6)%
Total revenue	$398,414	$4,141	$394,273	(4)%	(1)%	$784,915	$18,604	$766,311	(1)%	—%
Organic Constant Currency Growth—Revenue Growth
Organic constant currency growth presents period-over-period revenue growth excluding both the estimated effects of foreign currency exchange rate fluctuations (as described under Constant Currency above) and the impact of revenue attributable to businesses acquired or divested during the current or comparative period. We believe organic constant currency growth is useful to investors because it presents revenue growth from our existing operations on a comparable basis period-over-period.